FOR IMMEDIATE RELEASE



ADP FISCAL 2003 REVENUE RISES 2%, EPS DECLINES 4% TO $1.68; FORECASTS MID-SINGLE DIGIT REVENUE GROWTH AND $1.50 - $1.60 EPS FOR FISCAL 2004


         ROSELAND, NJ, July 29, 2003 - Automatic Data Processing, Inc. (NYSE:ADP) reported 2% revenue growth and $1.68 earnings per share for the fiscal year ended June 30, 2003, Arthur F. Weinbach, chairman and chief executive officer, announced today. Revenues of $7.1 billion increased 2% over last year. Pretax and net earnings declined 8% compared with last year. Diluted earnings per share, on fewer shares outstanding, declined 4% from $1.75 per share last year. During fiscal 2003, ADP acquired over 27 million shares of its stock for approximately $940 million reflecting confidence in the long-term growth of the businesses. With cash and marketable securities of $2.3 billion, operating cash flows of $1.6 billion for the year, and only $85 million of debt, ADP is well positioned for future growth opportunities.

         In the fourth quarter, revenues increased 4% to $1.9 billion. Pretax and net earnings decreased 25% compared with last year's fourth quarter. Earnings per share, on fewer shares outstanding, declined to $0.36 per share from $0.46 per share in fiscal 2002.

         Commenting on the year, Mr. Weinbach said, "In fiscal 2003, the weak economy impacted Employer Services, Brokerage Services and interest income in a significant way. Employer Services' revenues grew 5% despite a 2% decline in new business sales and a 1% decline in the number of employees on our clients' payrolls during the year. Client retention improved 1%. Brokerage Services' revenues declined 9% based on the weakness in the financial services industry which affected our primarily volume-based back office processing and investor communication activities. Dealer Services' revenues grew 12%, and Claims Services' revenues were approximately the same as last year. Lower interest rates reduced interest income on funds held for clients 14%, despite 7% growth during the year in average client fund balances to $8.9 billion.

         "In March we announced plans to accelerate investments in our most promising key products and in our associates, and to restructure under-performing businesses. Our fiscal 2003 results include approximately $60 million of incremental restructuring charges to exit certain businesses and reduce costs in slow growth areas, most of which occurred in the fourth quarter. The restructuring charges were primarily related to severance, including charges to exit our Medical Claims business within Claims Services and a small payroll business servicing primarily government agencies, separate from our core payroll business, in the United Kingdom.

         "As we look ahead, we are assuming little improvement in the economic environment. Our guidance for fiscal 2004 is mid-single digit revenue growth, and earnings per share of $1.50 - $1.60. This outlook reflects the ongoing impact of the weak economy on Employer Services and Brokerage Services, as well as lower interest rates compared with last year, which we anticipate will cause a decline in interest income on corporate and client funds of $60 - $80 million from fiscal 2003. In addition, we will invest an incremental $90 - $100 million in our highest growth opportunities, primarily in Employer Services' products such as the TotalChoiceSM, PayeXpert(R) and Enterprise platforms. We will also spend $40 - $45 million on Employer of Choice initiatives aimed at retaining our quality associates.

         "We are seeing growth opportunities where positive early market reaction to our new offerings clearly justifies an increased level of investment. Our business model and financial strength provide us the ability to pursue these opportunities even in times of economic uncertainty," Mr. Weinbach concluded.

         An analyst conference call to review the fiscal 2003 results will be held today, Tuesday, July 29th at 1:30PM EDT. A live audio webcast of the call will be available to the public on a listen-only basis. To listen to the webcast go to www.adp.com and click on the webcast icon. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.


         ADP, with over $7 billion in revenues and more than 500,000 clients, is one of the largest independent computing services firms in the world.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In thousands, except per share amounts)

                                                            Three Months Ended June 30,             Twelve Months Ended June 30,
                                                                2003             2002                    2003              2002
                                                            --------------------------------        ------------------------------
Revenues, other than interest
  on funds held for clients
  and PEO revenues                                          $  1,720,785        $  1,671,547         $  6,412,059      $ 6,305,206
Interest on funds held for
  clients                                                         91,992             100,096              368,727          431,236
PEO revenues  (A)                                                 98,782              73,673              366,231          267,821
                                                            ------------        ------------          -----------      -----------
Total revenues                                                 1,911,559           1,845,316            7,147,017        7,004,263
                                                            ------------        ------------          -----------      -----------

Operating expenses                                               888,955             829,831            3,096,719        2,970,645
Selling, general and
  administrative expenses                                        495,602             387,354            1,758,353        1,606,690
Systems development and
  programming costs                                              134,513             125,087              499,192          474,843
Depreciation and amortization                                     70,796              67,962              274,682          279,077
Other income, net                                                (26,657)            (29,938)            (127,129)        (113,962)
                                                             ------------       -------------          -----------     -----------
Total expenses                                                 1,563,209           1,380,296            5,501,817        5,217,293
                                                             ------------       -------------          -----------     -----------
Earnings before income taxes                                     348,350             465,020            1,645,200        1,786,970

Provision for income taxes                                       131,680             177,710              627,050          686,200
                                                             ------------       -------------          -----------     -----------
Net earnings                                                 $   216,670         $   287,310         $  1,018,150      $ 1,100,770
                                                              ===========       =============        =============    =============

Basic earnings per share                                     $      0.36         $      0.47         $       1.70      $      1.78
                                                             ============       =============        ==============    =============
Diluted earnings per share                                   $      0.36         $      0.46         $       1.68      $      1.75
                                                             ============       =============        ==============    =============
Dividends per common share                                   $    0.1200         $    0.1150         $     0.4750      $    0.4475
                                                             ============       =============        ==============    =============

(A)  Net of pass-through costs of $921,525 and $725,511 for the three months ended June 30, 2003 and
2002, respectively, and $3,462,783 and $2,648,321 for the twelve months ended June 30, 2003 and 2002, respectively.

                                                                             -3-
Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(In thousands, except per share amounts)


                                                            Three Months Ended June 30,             Twelve Months Ended June 30,
                                                                2003             2002                    2003              2002
                                                            --------------------------------        ------------------------------
Revenues for select business units (B)
    Employer Services                                       $  1,084,000        $  1,011,000         $  4,401,000     $  4,180,000
    Brokerage Services                                      $    528,000        $    573,000         $  1,593,000     $  1,758,000
    Dealer Services                                         $    201,000        $    181,000         $    788,000     $    706,000

Pre-tax earnings for select business units (B)
    Employer Services                                       $    213,000        $    235,000         $  1,193,000     $  1,110,000
    Brokerage Services                                      $     97,000        $    137,000         $    230,000     $    354,000
    Dealer Services                                         $     34,000        $     29,000         $    132,000     $    116,000

(B) Prior year's segment results were adjusted to reflect fiscal year 2003 budgeted foreign exchange rates.

Components of Other Income, net:
--------------------------------
Interest income on corporate funds                          $    (23,832)       $    (34,530)         $  (119,413)     $  (118,672)
Interest expense                                                   4,186               5,113               21,838           21,164
Realized gains on available-for-sale
  securities, net                                                 (7,011)               (521)             (29,554)         (16,454)
                                                            -------------       -------------          -----------     -------------
Total other income, net                                      $   (26,657)       $    (29,938)         $  (127,129)     $  (113,962)
                                                            =================================         =============================+

Earnings per share information:
-------------------------------
Net earnings                                                 $   216,670        $    287,310           $ 1,018,150     $ 1,100,770
Average shares outstanding                                       595,211             617,445               600,071         618,857
Basic earnings per share                                     $      0.36        $       0.47           $      1.70     $      1.78
Diluted net earnings                                         $   216,969        $    287,669           $ 1,019,357     $ 1,102,381
Diluted shares outstanding                                       600,168             627,181               605,917         630,579
Diluted earnings per share                                   $      0.36        $       0.46           $      1.68     $      1.75


Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

                                                                                June 30,                        June 30,
                                                                                  2003                            2002
                                                                          --------------------            --------------------
Assets
------

Cash and cash equivalents / Short-term marketable securities                     $  2,005,384                    $  1,475,815
Other current assets                                                                1,670,117                       1,341,442
                                                                          --------------------            --------------------
  Total current assets                                                              3,675,501                       2,817,257

Long-term marketable securities                                                       338,959                       1,273,768
Property, plant and equipment, net                                                    614,701                         596,451
Other non-current assets                                                            3,396,761                       2,363,775
Funds held for clients                                                             11,807,749                      11,225,271
                                                                          --------------------            --------------------
  Total assets                                                                   $ 19,833,671                    $ 18,276,522
                                                                          ====================            ====================

Liabilities and Shareholders' Equity
------------------------------------

Total current liabilities                                                        $  1,998,783                    $  1,411,102
Long-term debt                                                                         84,674                          90,648
Other non-current liabilities                                                         929,826                         610,197
Client funds obligations                                                           11,448,915                      11,050,370
                                                                          --------------------            --------------------
  Total liabilities                                                                14,462,198                      13,162,317

Total shareholders' equity                                                          5,371,473                       5,114,205
                                                                          --------------------            --------------------
  Total liabilities and shareholders' equity                                     $ 19,833,671                    $ 18,276,522
                                                                          ====================            ====================


                           ------------------------------------------

This release and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; stock market activity; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



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